Exhibit 1

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is filed on behalf of each of us.

Date: November 15, 2019

INTERWEST PARTNERS IX, LP

By:	InterWest Management Partners IX, LLC, its General Partner

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Managing Director

INTERWEST MANAGEMENT PARTNERS IX, LLC

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Managing Director

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Name: Gilbert H. Kliman

By:	/s/ Khaled A. Nasr
Name:	Khaled A. Nasr

By:	/s/ Arnold L. Oronsky by Karen A. Wilson, Power of Attorney
Name: Arnold L. Oronsky